UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2023 (March 9, 2023)

Provention Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38552	81-5245912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Broad Street, 2nd Floor Red Bank, NJ	07701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 336-0360

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PRVB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 12, 2023, Provention Bio, Inc., a Delaware corporation (the “Company” or “Provention”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sanofi S.A., a French société anonyme (“Parent”), and Parent’s indirect wholly-owned subsidiary, Zest Acquisition Sub, Inc., a Delaware corporation (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company at a price of $25.00 per Share, to the seller in cash, without interest, but subject to any applicable withholding of taxes (the “Offer Price”). If certain conditions are satisfied and the Offer closes, Parent would acquire any remaining Shares by a merger of Purchaser with and into the Company (the “Merger”).

The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), which permits completion of the Merger without a shareholder vote promptly following consummation of the Offer. The obligation of Parent and Purchaser to consummate the Offer is subject to the condition that there be validly tendered, and not properly withdrawn, prior to the expiration of the Offer, that number of Shares that, together with the number of Shares, if any, then owned beneficially by Parent and Purchaser (together with their wholly-owned subsidiaries), represents at least a majority of the Shares outstanding as of the consummation of the Offer (the “Minimum Tender Condition”). The Minimum Tender Condition may not be waived by Purchaser without the prior written consent of the Company. The obligation of Purchaser to consummate the Offer is also subject to the expiration of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary conditions. Consummation of the Offer is not subject to a financing condition.

Following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Purchaser will merge with and into the Company pursuant to the provisions of Section 251(h) of the DGCL as provided in the Merger Agreement, with the Company being the surviving corporation. At the effective time of the Merger (the “Effective Time”), each Share (other than (i) Shares held in the treasury of the Company, (ii) Shares owned by Parent, the Company or any of their respective direct or indirect wholly-owned subsidiaries (other than Purchaser), (iii) Shares irrevocably accepted for purchase in the Offer and (iv) Shares held by stockholders who have properly demanded appraisal of such Shares in accordance with the DGCL) will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price, less applicable withholding of taxes.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser. The Company has agreed to use commercially reasonable efforts to carry on its business in the ordinary course until the Effective Time. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals for a strategic transaction involving the Company. Parent and Purchaser have agreed to use reasonable best efforts to take actions that may be required in order to obtain antitrust approval of the proposed transaction, subject to certain limitations.

The Merger Agreement also includes customary termination provisions for each of the Company and Parent, subject, in certain circumstances, to the payment by the Company of a termination fee of $100.0 million (the “Termination Fee”) and the payment by Parent of a reverse termination fee of $158.0 million (the “Reverse Termination Fee”). The Company must pay Parent the Termination Fee if (i) the board of directors of the Company (the “Company Board”) determines to terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) and the Company so terminates or (ii) in the event that the Merger Agreement is terminated by Parent following a change of recommendation by the Company Board, in each case, as is more particularly described in the Merger Agreement. The Company must also pay Parent the Termination Fee if the Merger Agreement is terminated under certain circumstances, a third party has made another acquisition proposal to the Company prior to the termination of the Merger Agreement, and within twelve (12) months following such termination, the Company enters into an agreement for a business combination transaction and the transactions contemplated by such acquisition proposal are subsequently consummated. The Merger Agreement provides that Parent must pay the Company the Reverse Termination Fee if the Merger is not consummated due to the failure of certain conditions to be satisfied as a result of failure to obtain antitrust clearance. The parties to the Merger Agreement are also entitled to an injunction or injunctions to prevent breaches of the Merger Agreement, and to specifically enforce the terms and provisions of the Merger Agreement.

The Company Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable and fair to, and in the best interests of, the Company and the holders of the Shares, (ii) adopted the Merger Agreement and approved the execution, delivery and performance by the Company of the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger and (iii) resolved to recommend that the holders of the Shares accept the Offer and tender their Shares pursuant to the Offer.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement filed hereto as Exhibit 2.1 hereto and incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (“SEC”). The assertions embodied in the representations and warranties included in the Merger Agreement were made solely for purposes of the contract among the Company, Purchaser and Parent and are subject to important qualifications and limitations agreed to by the Company, Purchaser and Parent in connection with the negotiated terms, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Purchaser and Parent rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and this subsequent information may or may not be fully reflected in public disclosures by the Company or Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2023, the Company entered into amendments (the “Amendments”) to the employment agreements with its currently employed named executive officers, Ashleigh Palmer, the Company’s Chief Executive Officer, Thierry Chauche, the Company’s Chief Financial Officer, and Eleanor Ramos, the Company’s Chief Medical Officer. The terms “cause,” “good reason,” and “change in control” referred to below are defined in each executive’s respective employment agreement.

The Amendments correct a scrivener’s error in the calculation of the executives’ severance entitlements in connection with a change in control. Under the Amendments, if an executive’s employment is terminated by the Company without cause or by the executive for good reason within twelve (12) months following a change in control of the Company, in lieu of the pro-rata annual bonus paid over the applicable severance period under his or her employment agreement to which the executive was previously entitled under such agreement, he or she will instead be entitled to receive payment of an amount equal to a multiple of his or her then-current target annual bonus (2.0x for Mr. Palmer and 1.5x for Mr. Chauche and Dr. Ramos), payable in installments in accordance with the Company’s payroll practices over the applicable severance period.

The foregoing summary of the principal terms of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full copies of the Amendments filed hereto as Exhibits 10.1, 10.2, and 10.3 and incorporated herein by reference.

Prior to the execution of the Merger Agreement, on March 10, 2023 the Compensation Committee of the Company Board, approved letter agreements (the “Letter Agreements”) with our currently employed named executive officers to provide the executives with a tax gross-up payment in the event of any excise taxes incurred by the executives under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) on payments that the executives receive in connection the Merger, plus any federal, state or local taxes incurred by the executives with respect to such gross-up payments. The tax gross-up payments are subject to the terms and conditions specified in the Letter Agreements, including that the maximum gross-up payments that may be paid to all employees is $15.0 million.

The foregoing summary of the principal terms of the Letter Agreements does not purport to be complete and is qualified in its entirety by reference to the full copies of the Letter Agreements filed hereto as Exhibits 10.4, 10.5, and 10.6 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2023, the Company Board approved the Company’s Amended and Restated Bylaws (as so amended and restated, the “Amended Bylaws”), effective as of such date. Among other matters, the Amended Bylaws update certain procedural requirements related to director nominations by stockholders in light of the recently adopted “universal proxy” rules of the SEC and reflect certain other administrative changes resulting from the “universal proxy” rules and recent amendments to the DGCL.

With respect to stockholder nominees to the Company Board, updates to the Amended Bylaws provide, among other things, that stockholders must appear at the stockholder meeting to present a nomination or other business and a prohibition on additional or substitute nominations following the expiration of the time periods set forth in the Amended Bylaws for timely written notice. Additional changes to the Amended Bylaws include (i) removing the requirement for the Company to produce and keep for inspection by any stockholder at the time and place of a meeting of stockholders a complete list of the stockholders entitled to vote at such meeting, (ii) setting forth additional requirements regarding the information stockholders must submit and representations stockholders must make in connection with providing advance notice of stockholder meeting proposals and director nominations, (iii) providing that notice of an adjourned meeting shall be given in accordance with the DGCL, and (iv) requiring that a stockholder comply with the requirements of the SEC’s newly adopted Rule 14a-19, as applicable.

The foregoing is not a complete description of the Amended Bylaws and is qualified in its entirety by reference to the full text and terms of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On March 13, 2023, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

*****

Additional Information and Where to Find It

The tender offer referenced in this Current Report on Form 8-K has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Provention, nor is it a substitute for the tender offer materials that Parent and its acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time the tender offer is commenced, Parent and its acquisition subsidiary will file a tender offer statement on Schedule TO, and Provention will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer statement on Schedule TO (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement will contain important information. HOLDERS OF SHARES OF PROVENTION ARE URGED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT PROVENTION STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Provention at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting Kristen Kelleher, Investor Relations, at kkelleher@proventionbio.com, or on Provention’s website, www.proventionbio.com.

In addition to the Solicitation/Recommendation Statement, Provention files annual, quarterly and special reports and other information with the SEC. You may read and copy any reports or other information filed by Provention at the SEC public reference room at 100 F. Street, N.E., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Provention’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of Provention and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed transaction, similar transactions, prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for Provention’s business; the commercial success of Provention’s products; the potential benefits of the potential acquisition; the anticipated timing of clinical data; the possibility of unfavorable results from clinical trials; the timing of and receipt of filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Provention’s stockholders will tender their stock in the offer; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effects of the transaction (or the announcement thereof) on relationships with associates, customers, manufacturers, suppliers, other business partners or governmental entities or patient groups; transaction costs; the risk that the merger will divert management’s attention from Provention’s ongoing business operations; changes in Provention’s businesses during the period between now and the closing; risks associated with litigation; failure to maintain FDA approval for TZIELD; uncertainties that the planned commercial launch in the U.S. for TZIELD is successful in part or at all for various reasons including the actual market size and drug supply needed may not be consistent with Provention’s expectations and its executed commercial readiness plans; uncertainties as to the degree to which TZIELD is accepted by patients and prescribed by physicians; uncertainties as to the efficiency of Provention’s manufacturing, sales, distribution and specialty pharmacy network in getting TZIELD to the market and future economic, competitive, reimbursement and regulatory conditions that could negatively impact the commercial launch of TZIELD; risks that the post-marketing commitment studies for TZIELD may not yield data consistent with prior results; the risk that TZIELD may cause undesirable side effects that could limit its commercial potential; the possibility that Provention is not able to execute on its business plans including meeting its expected or planned regulatory milestones and timelines, clinical development plans and successfully bringing its product candidates to market, for various reasons, including factors outside of Provention’s control, such as possible limitations of Provention’s financial and other resources, competition, manufacturing limitations that may not be anticipated or resolved for in a timely manner or at all, and regulatory, court or agency decisions, such as decisions by the United States Patent and Trademark Office with respect to patents that cover its product candidates, the potential for noncompliance with FDA regulations; the potential impacts of COVID-19 on Provention’s business and financial results; changes in law, regulations, or interpretations and enforcement of regulatory guidance; uncertainties of patent protection and litigation; competition, other risks and uncertainties detailed from time to time in documents filed with the SEC by Provention, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9 to be filed by Provention. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval, and commercialization of new products. All forward-looking statements are based on information currently available to Provention, and Provention assumes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of March 12, 2023, among the Company, Parent and Purchaser (pursuant to Item 601(a)(5) of Regulation S-K, the Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement and Plan of Merger).
3.1	Amended and Restated Bylaws of Provention Bio, Inc., as adopted on March 9, 2023
10.1	Second Amendment to First Amended Employment Agreement, dated March 9, 2023, by and between the Company and Ashleigh Palmer.
10.2	Second Amendment to Employment Agreement, dated March 9, 2023, by and between the Company and Thierry Chauche.
10.3	Second Amendment to First Amended Employment Agreement, dated March 9, 2023, by and between the Company and Eleanor Ramos.
10.4	Letter Agreement, dated March 12, 2023, by and between the Company and Ashleigh Palmer.
10.5	Letter Agreement, dated March 12, 2023, by and between the Company and Thierry Chauche.
10.6	Letter Agreement, dated March 12, 2023, by and between the Company and Eleanor Ramos.
99.1	Joint Press Release, dated March 12, 2023, issued by the Company and Parent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Provention Bio, Inc.

By:	/s/ Thierry Chauche
Thierry Chauche
Chief Financial Officer

Dated: March 13, 2023